UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Embassy Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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_______________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

________________________________________________________

DATE AND TIMEWednesday, June 17, 2026, at 5:30 p.m. EDT.

PLACE The annual meeting of the Shareholders of Embassy Bancorp, Inc. (the “Company”) will be held virtually via live webcast. To access the webcast, visit the following web address: meetnow.global/M5NXNXC.and enter the control number on your proxy card and/or voting instruction form as described in the accompanying proxy statement. There is no physical location for the annual meeting; shareholders will only be able to participate in the meeting via the online webcast. This notice and the proxy statement are being first made available on or about the date hereof.

ITEMS OF BUSINESS

(1)Election of Directors. To elect two (2) Directors of the Company to Class 1 for a term of three (3) years (see the attached proxy statement for a list of nominees); and

(2)Ratification of Appointment of Independent Auditors. To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

The board of directors recommends that you vote “FOR” the election of each of the nominees for Director listed in the attached proxy statement; and “FOR” the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

RECORD DATETo vote, you must have been a shareholder of record of the Company at the close of business on April 20, 2026.

PROXY VOTINGYour vote is important. Whether or not you plan to attend the virtual meeting, please vote in advance as promptly as possible. You may vote your shares through the internet, by telephone, by mail or at the virtual meeting as described more fully in the accompanying proxy statement.

May 8, 2026
By the Order of the Board of Directors
/s/ Judith A. Hunsicker
Bethlehem, Pennsylvania	Judith A. Hunsicker
May 8, 2026	Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 17, 2026.  This notice, the proxy statement, proxy card and 2025 Annual Report are available at: www.investorvote.com/EMYB.

i

PROXY STATEMENT

100 Gateway Drive, Suite 100

Bethlehem, Pennsylvania 18017

(610) 882-8800

May 8, 2026

Annual Meeting Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embassy Bancorp, Inc. (the “Company”) for use at the Company’s annual meeting of Shareholders to be held in virtual meeting format only on Wednesday, June 17, 2026, at 5:30 p.m. EDT. This proxy statement and the accompanying proxy are first being made available to shareholders of the Company on or about May 8, 2026.

How can I attend the Annual Meeting?

To participate in the annual meeting, you will need to review the information included on your Notice or on your proxy card. The annual meeting will be held in a virtual meeting format conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a shareholder of record of the Company as of the close of business on April 20, 2026 (“Registered Shareholder(s)”) or if you hold a valid legal proxy for the annual meeting, if you are a beneficial holder and hold your shares through an intermediary such as a bank or broker (“Beneficial Holder”). No physical meeting will be held.

Registered Shareholders – If you hold your shares directly in your name through our registrar and transfer agent, Computershare on the record date, you can attend the annual meeting online and ask a question by visiting meetnow.global/M5NXNXC and following the instructions on your Notice, proxy card or the instructions that accompanied your proxy materials. To access the meeting, please utilize the 12-digit control number provided to you in your proxy card. You will also be able to vote your shares online by attending the annual meeting by webcast, although we encourage you to vote your shares as soon as possible to ensure a quorum.

Beneficial Holders – If you hold your shares through an intermediary, in order to participate in the meeting, you must obtain a legal proxy from your broker, trustee or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date and register in advance of the meeting. To register in advance of the annual meeting, see “How do I register to attend the Annual Meeting?” below.

The meeting will begin promptly at 5:30 p.m. EDT. We encourage you to access the meeting prior to the start time, leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement and your proxy card.

Why are you holding a virtual Annual Meeting?

We began holding our Annual Meeting of Shareholders virtually in 2020 due to the continuing impacts of COVID-19 and out of concern for the health and safety of our shareholders and employees. While the impact of the pandemic has receded, the virtual platform provides greater accessibility for shareholders, encourages attendance and participation regardless of location, improves our meeting efficiency, provides for more effective communication with all of our shareholders, and reduces costs.

How do I register to attend the Annual Meeting?

If you are a Registered Shareholder, please visit meetnow.global/M5NXNXC and follow the instructions on the Notice or proxy card that you received. You will need your control number, which can be found on your Notice, proxy card or voting instruction, to access the meeting.

Beneficial Holders must obtain a legal proxy and register by mail or email in advance of the meeting. Registering by following the below instructions will enable a Beneficial Holder to attend, ask questions, and vote during the annual meeting.

To register in advance, you must submit proof of your proxy power (Legal Proxy) reflecting your Embassy Bancorp, Inc. holdings, along with your name and email address, to Computershare.

By Email: Forward the email from your broker granting you a legal proxy, or attach an image of your Legal Proxy, to

legalproxy@computershare.com.

By Mail: Computershare

Embassy Bancorp, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for advance registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Monday, June 15, 2026. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Alternatively, the Company has selected an industry solution intended to allow Beneficial Holders to register online immediately prior to the start of the annual meeting. We expect that the vast majority of Beneficial Holders will be able to register using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Holders only, and there is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the annual meeting. Beneficial Holders may choose to register by mail or email in advance of the annual meeting in order to ensure your ability to participate.

In any event, please go to meetnow.global/M5NXNXC or call the virtual annual meeting support line at 1-888-724-2416 for more information on the available options and registration instructions. Even if you plan to attend the annual meeting virtually, the Company nevertheless recommends that you vote your shares by proxy in advance so that your vote will be counted if you later decide not to or become unable to attend the annual meeting.

The meeting will begin promptly at 5:30 p.m. EDT. We encourage you to access the meeting prior to the start time, leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement and your Notice and proxy card.

Who is entitled to vote?

Holding the Company’s common stock on April 20, 2026, the record date entitles the holder to attend and vote at the meeting. On the record date, 7,414,465 shares of the Company’s common stock were outstanding. Each share of the Company’s common stock entitles its holder to one vote on all matters presented at the meeting. See “What vote is required to approve each proposal?” below.

On what am I voting?

You will be asked to (i) elect two (2) Directors as Class 1 Directors to serve for three-year terms expiring in 2029; and (ii) to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The Board of Directors is not aware of any other matters to be presented for action at the annual meeting. If any other matter requiring a vote of the shareholders would be properly presented at the meeting, the proxies will vote according to the directions of the Company’s Board of Directors.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•“FOR” the election of each of the nominees for Director listed in this proxy statement; and

•“FOR” the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

How do I vote?

Registered Shareholders can choose one of the following ways to vote:

Voting by Proxy Card via Mail

•Mark your selections.

•Date your proxy and sign your name exactly as it appears on your proxy.

•Mail it in the enclosed, postage-paid envelope.

•If you sign your proxy card, but do not make any selections, your proxy will vote “FOR” the election of each of the nominees for Director listed in the attached proxy statement; and “FOR” the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Voting by Internet prior to the Annual Meeting

•Go to investorvote.com/EMYB

•Follow the steps outlined on the secure website.

Voting by Telephone

•Call toll free at 1-800-652-VOTE (8683) on a touch tone telephone.

•Follow the instructions provided by the recorded message.

Voting by Internet during the Annual Meeting

•If you are a Registered Holder, go to meetnow.global/M5NXNXC on the date of the annual meeting, login using your control number and password and follow the on-screen instructions.

Beneficial Holders – should follow the instructions received from your bank, broker or other nominee on how to vote your shares. If you would like to vote at the annual meeting, see the options set forth above in “How do I register to attend the Annual Meeting?”.

How do I change my vote?

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised:

•by voting online via the Internet, by telephone or by signing and returning a later-dated proxy; or

•by giving written notice to Embassy Bancorp, Inc., 100 Gateway Drive, Suite 310, Bethlehem, PA 18017, Attention: Judith A. Hunsicker, Corporate Secretary; or

•by voting electronically during the annual meeting.

Beneficial Holders should follow the instructions of his or her broker regarding revocation of proxies. You should note that your presence at the virtual meeting, alone, without voting, will not revoke an otherwise valid proxy.

How does discretionary authority apply?

If your shares are held in an account at a bank, brokerage firm, broker-dealer, or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from that organization holding your account and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters. A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee only has discretionary voting power with respect to the proposal regarding the ratification of the appointment of the independent registered public accounting firm. You may not vote shares held in street name at the annual meeting unless you obtain a legal proxy from that organization holding your account and register as described above. It is important that you instruct your broker how to vote your shares.

If you appropriately mark, sign, and return the enclosed proxy card or voting instruction card, as the case may be, in time to be voted at the annual meeting, or if you vote by telephone or internet in accordance with the instructions on the proxy card or voting instruction card, as the case may be, the shares represented thereby will be voted in accordance with your instructions. Signed proxies not marked to the contrary will be voted “FOR” the election of the two named nominees for our Board of Directors; and “FOR” the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2026.

What is a quorum?

The presence, virtually or by proxy, of holders of at least a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the annual meeting. There must be a quorum for business to be transacted at the meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum but are not considered a vote cast under Pennsylvania law. Brokers holding shares in “street name” for their customers are generally not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

As of April 20, 2026, the record date, 7,414,465 shares of common stock were issued and outstanding. The holders of a majority of the outstanding shares, or at least 3,707,233 shares, must be present virtually or represented by proxy in order to establish a quorum. If you attend the webcast using your control number and password, you will be deemed “present” for the annual meeting.

What vote is required to approve each proposal?

Election of Directors

Directors will be elected by a plurality of the votes cast at the annual meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting. Accordingly, the two (2) nominees for Class 1 Director receiving the highest number of “FOR” votes shall be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. Shareholders may not vote their shares cumulatively in the election of directors. If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve if elected.

Other Proposals

Under the Bylaws of the Company, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect in calculating the votes on any such matters.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the meeting.

How are proxies being solicited?

The Company will bear its own cost of solicitation of proxies for the meeting. In addition to solicitation by mail, the Company’s Directors, Executive Officers, and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise. These Directors, Executive Officers and employees will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. The Company will reimburse brokerage firms, fiduciaries, nominees, and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

What is the deadline for shareholder proposals at next year’s Annual Meeting?

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission and the Company’s Bylaws, wishes to submit a proposal for inclusion in the next year’s Company proxy statement and proxy ballot (including shareholder nominations for director) for its 2027 annual meeting of shareholders, must deliver the proposal in writing to the Secretary of Embassy Bancorp, Inc. at the Company’s principal executive offices at 100 Gateway Drive, Suite 310, Bethlehem, Pennsylvania, not later than January 8, 2027. In addition, under Rule 14a-4(c)(1) promulgated under the Securities and Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the 2026 annual meeting without inclusion in our proxy statement was received at our principal executive offices after January 8, 2026, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than April 18, 2027.

How may I submit a question in advance of the Annual Meeting?

In order for management to thoroughly consider and answer any question that you may have about the Company or our annual meeting materials, including our financial statements, and to ensure an efficient virtual meeting, we ask that you submit your questions in advance of the annual meeting. You may submit questions by mail or email, clearly marked “Question for annual meeting” by contacting Judith A. Hunsicker, Secretary, at 100 Gateway Drive, Suite 310, Bethlehem, Pennsylvania 18017 or jhunsicker@embassybank.com. Questions received by June 10, 2026, will be compiled by the Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions so submitted at the annual meeting of Shareholders, as circumstances permit.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call the virtual annual meeting support line at 1-888-724-2416.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 17, 2026. This proxy statement, the enclosed proxy card and our 2025 Annual Report are available at investorvote.com/EMYB.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties, and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, (i) the effects of changing economic conditions in the Company’s market areas and nationally, (ii) credit risks of commercial, real estate, consumer and other lending activities, (iii) significant changes in interest rates, (iv) changes in federal and state banking laws and regulations which could impact the Company’s operations, and (v) other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission (the “SEC”).

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less dependable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation.

About Embassy

Embassy Bancorp, Inc. (OTCQX: EMYB) is the holding company for Embassy Bank For the Lehigh Valley (the “Bank”), which was formed in 2001 by members of the Lehigh Valley, Pennsylvania, community to ensure that the Lehigh Valley would have a locally owned, locally managed bank for many years to come. To this day, the focus remains local – the Board of Directors is comprised of local business owners, and many of the Company’s shareholders are also some of the Bank’s longest-serving customers. That focus has paid off with a strong history of growth and financial performance. From its humble beginnings in a trailer on the construction site of its first office, the Company has grown to over $1.8 billion in assets, $1.3 billion in loans and $1.6 billion in deposits, all without any acquisitions and under the guidance of an executive management team the majority of which has now been together for more than two decades.

The Company provides a traditional range of financial products and services to meet the depository and credit needs of individual consumers, small and medium-sized businesses and professionals in the Lehigh Valley and its surrounding communities. In order to differentiate the Company from its larger competitors, there is a strong focus on service that is highly personalized, efficient and responsive to local needs. The Company employs an experienced, well-trained, initiative-taking staff, with interest in building quality client relationships using contemporary delivery systems and client service facilities. The Company’s executive management team has extensive banking experience that is focused on achieving the Company’s goal of serving the financial needs of its clients while providing a profitable return to its shareholders, consistent with safe and sound banking practices.

The Company credits its success in large part to its resolute executive management team, many of whom have guided the Bank since its inception, together with its highly personalized relationship banking model, while always keeping a sharp focus on credit quality. By staying in-market and thoroughly understanding its customers, products and services, the Company not only survived, but thrived through and following the financial crises of the Great Recession and the Pandemic, having never participated in any subprime lending and never obtained any governmental funding through the TARP or SBLF programs.

The Company takes great pride in the fact that it has preserved shareholder value over the years, in part, by funding its growth through a combination of retained earnings and holding company leverage, rather than dilutive equity offerings. In fact, its Board of

Directors and executive management team collectively hold over 30% of the Company’s outstanding shares, ensuring that the interests of the Board and management are directly aligned with those of its shareholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than twenty-five Directors, who shall hold office for a three-year term or until their successors are duly elected and qualified. The Board has set the number of Directors at eight (8). Pursuant to the Bylaws, the Board of Directors is divided into three Classes: Class 1, Class 2 and Class 3, with each class serving a staggered, three-year term of office and being as nearly equal in number as possible. Each of the members of the Company’s Board of Directors also serves as a Director of the Bank.

Nominees for Election

The Board of Directors proposes the following two (2) nominees be elected as Class 1 Directors to hold office for a period of three (3) years and until their successors have been elected and qualified:

Frank “Chip” Banko III

Geoffrey F. Boyer

Each of the nominees currently serves as a Class 1 Director with a term expiring in 2026.

The two (2) nominees for Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected. Unless otherwise instructed, proxies received from shareholders will be voted for the election of the above-named nominees. If the nominees become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the Board of Directors shall determine. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected. Any vacancy occurring on the Board of Directors, for any reason, may be filled by a majority of the Directors then in office until the expiration of the term of the vacancy.

The Board of Directors recommends a vote “FOR” the election of the above-named nominees for election as Directors.

Information as to Nominees and Directors

The information provided below as of the date of this proxy statement about each nominee and Director of the Company. This information includes information each Director has given the Company about his/her age, all positions held, principal occupation and business experience for the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that the nominee should serve as a Director, the Company also believes that all the current Directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. No Director of the Company is a Director of any other publicly held company.

Nominees for Class 1 Director (Current Class 1 Directors with terms expiring in 2026)

Frank "Chip" Banko III

Age: 67
Director Since : 2011 Company & Bank

Committee(s): Personnel

Skills & Qualifications: extensive years of experience as an entrepreneur in the Lehigh Valley, business knowledge and involvement within the community.

Mr. Banko III is the retired President of Warren Distributing Co., a wholesale distribution company with three locations in New Jersey. He had worked in the family-owned and operated businesses since 1979, which include real estate holdings, and has a working knowledge of all aspects of those businesses. Mr. Banko Ill was previously a board member of the Lehigh County Agricultural Society and the Wildlands Conservancy.

Geoffrey F. Boyer

Age: 81
Director Since: 2008 Company / 2001 Bank

Committee(s): Audit

Skills & Qualifications: extensive years of experience in financial planning, investments and insurance, as well as his knowledge and involvement in the Lehigh Valley community.

Mr. Boyer is a Bates College graduate and former Certified Financial Planner with over 50 years of experience in financial planning and wealth management. He owns Boyer Financial Group, a portion of which he merged into Quantum Financial Management, LLC in December 2018 as part of his succession plan. He finalized the transfer of his ownership interest upon retiring in January 2021. A graduate of Leadership Lehigh Valley, Mr. Boyer served on its Board of Directors from 1993 to 2001, concluding his tenure as President. He also helped establish the Lehigh Valley Chapter of the International Association for Financial Planning, serving as its founder, Past President, and Chairman. He remains active as a member of the Financial Planning Association. Mr. Boyer is a Rotarian and serves on the Board of Associates of the Lehigh Valley Community Foundation. He is also a former member of the Greater Lehigh Valley Chamber of Commerce, where he held roles on the Small Business Council and Board of Governors. He continues to support the community through service on various nonprofit boards.

Current Class 2 Directors (terms to expire in 2027)

John G. Englesson

Age: 73
Director Since: 2008 Company / 2001 Bank

Committee(s): Audit, CRA, & Personnel

Skills & Qualifications: extensive years of entrepreneurial and technical experience in the Lehigh Valley, and his knowledge and involvement within the community.

Mr. Englesson owns and is President of 6.023 Corporation d.b.a. zAxis Corporation, a company dedicated to advising business leaders on profitably growing their businesses. He has served in a number of executive management positions, as well as on several boards of emerging technology businesses. He was one of the principal owners of Chadwick Telecommunications Corporation and the "Chadwick Family" of Companies. Mr. Englesson has volunteered his time with numerous community organizations, including his current participation in the Allentown Economic Development Corporation as Vice Chair of the Board and Chair of its Planning Committee. He has also served on the Mayor of Allentown's Transition Team as the Chair of the Community and Economic Development Committee, the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Hellenic Educational Progressive Association as its President.

Patti Gates Smith

Age: 68
Director Since: 2016 Company & Bank

Committee(s): Audit & CRA

Skills & Qualifications: extensive years of experience in the medical field, as a provider and as an entrepreneur, and her knowledge and involvement within the Lehigh Valley community.

Ms. Gates Smith is the owner/consultant of GatesSmith Consulting, a company with a focus in educational events and foundation management. She is currently the Assistant to the SELC District President of Lutheran Church Missouri Synod. She was formerly a School Administrator with The Lutheran Academy and also a Perinatal Clinical Nurse Specialist for Easton Hospital. She was the Director of Professional Development at PA State Nurses Association. Ms. Gates Smith is currently a committee member of the ArtsQuest Foundation Campaign and a member of the Altar Guild at Concordia Evangelical Lutheran Church. She is an alumnus of Leadership Lehigh Valley, Class of 1995, serving as a past President of the Alumni Association and also as a member of the Board of Directors. Her community involvement has included such organizations as American Red Cross, as an Executive Committee Board Member; The Lutheran Academy, as Secretary of the Board; Good Shepherd Rehabilitation Hospital, as Quality Counsel Member and St. Luke's Visiting Nurse Association as Past Board Chair and Chair of the Hospice Endowment Campaign which raised over $2.5 million dollars. Ms. Gates Smith was also a past board member of the Pennsylvania Perinatal Association.

Current Class 3 Directors (terms to expire in 2028)

Bernard M. Lesavoy

Age: 67
Director Since: 2008 Company / 2001 Bank

Committee(s): Personnel

Skills & Qualifications: extensive years of experience practicing law in the Lehigh Valley, knowledge and involvement within the community, and prior service on the advisory council of a bank.

Mr. Lesavoy is an attorney and holds a bachelor's and master’s degree in business administration, as well as a law degree, all from the George Washington University. He has been practicing law in the Lehigh Valley since 1987. He is currently a member of Lesavoy Butz & Seitz LLC and heads the firm's Corporate and Real Estate Departments. Mr. Lesavoy concentrates his practice in business, corporate, real estate, business succession and exit planning matters. Mr. Lesavoy previously served on the advisory council of Ambassador Bank. His community involvement includes, among many other roles both present and former, service on the boards of St. Luke's University Health Network, the Greater Lehigh Valley Chamber of Commerce, the Bar Association of Lehigh County, and the South Whitehall Township Planning and Zoning Hearing Boards.

David M. Lobach Jr.

Age: 76
Director Since: 2008 Company / 2001 Bank

Committee(s): Audit (non-voting), CRA & Personnel

Skills & Qualifications: extensive and diverse years of banking background and experience, as well as his enterprising spirit and extensive knowledge of and involvement within the Lehigh Valley community.

Mr. Lobach is the President, Chief Executive Officer, and Chairman of the Company and the Bank and has served as President and Chief Executive Officer since 2008 and 2001, respectively, and Chairman since 2009. He was co-founder of the Bank. He began his banking career in 1971. He was Executive Vice President and Chief Operating Officer of Ambassador Bank. During his 19-year tenure with First Valley Bank prior thereto, Mr. Lobach oversaw such areas as private banking, commercial services, corporate business development, consumer lending functions, and holding company activities. Mr. Lobach currently serves on the Board of St. Luke's Hospital Network, previously as Chairman. In addition, he currently serves on the board of Lehigh Carbon Community College Foundation and on the advisory board for Bethlehem Area Vocational Technical School. He is a former member of the Federal Reserve Bank of Philadelphia Advisory Council. He has taught various banking and business programs at area colleges and universities including Lehigh, Dickinson, and Rutgers. He is a former member of the Board of Trustees of Moravian College Seminary in Bethlehem, PA. He is past Vice Chairman of Eastern States Bankcard Association, Visa Division and has served the Lehigh Valley community as a volunteer on the boards of such organizations as Junior Achievement, Boys and Girls Club, United Way, Lehigh Valley Chamber of Commerce, State Theatre, Pennsylvania Bankers Education Committee, Wellness Community (founding director) and the Lehigh Valley Community Foundation.

John C. Pittman

Age: 76
Director Since: 2008 Company / 2001 Bank

Committee(s): Audit & CRA

Skills & Qualifications: extensive years of experience as an entrepreneur operating his business in the Lehigh Valley, and prior service on the advisory council of a bank.

Mr. Pittman was a member of the advisory council of Ambassador Bank. He is currently President of J.C. Pittman Inc. He formerly was Chief Executive Officer of John C. Pittman/Sport Stars, Inc., an international photo manufacturing company specializing in the youth activities market. Prior to founding his photographic business, Mr. Pittman served as an educator in the fields of science and photography. Mr. Pittman is a member of the Amusement Ride Safety Board as an appointee of former Governor Ridge and a former member of the United States Selective Service System Appeal Board for the Commonwealth of PA. Mr. Pittman also served as a member of the Board of Trustees of Massanutten Military Academy in Virginia and is a founding Director of the Museum of Speed in Bedford, PA.

John T. Yurconic

Age: 58
Director Since: 2008 Company / 2007 Bank

Committee(s): Audit

Skills & Qualifications: extensive years of experience in the insurance business serving the Lehigh Valley community, his knowledge and involvement within the community, and his prior service as advisory council of a bank.

Mr. Yurconic is the CEO of The Yurconic Agency, a local insurance, vehicle registration and driver’s license services agency with nineteen locations in Lehigh, Northampton, Schuylkill, Berks, Luzerne, Lycoming, Monroe, Montgomery, Wayne, and Carbon counties. He began his insurance career in 1989 after graduating from Lafayette College. Mr. Yurconic currently serves on the board of Synergy Holdings Corp., a workmen’s compensation specialist insurance company and PA Messenger Services, Inc (Title N Go), a software solutions corporation.  Mr. Yurconic also served on the advisory council of Ambassador Bank. He currently serves on the Lehigh Valley board of Valley Youth House and is the Treasurer of Lehigh Country Club.  He has previously served as an executive board member for the Minsi Trail Council of the Boys Scouts of America, board member of the Greater Lehigh Valley Chamber of Commerce, President and board member of Lehigh Country Club, and board member for St. Luke’s University Health Network Allentown Campus.

Governance of the COMPANY

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and the Company’s Bylaws, the business of the Company is managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the CEO and other Executive Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees. By incorporating under Pennsylvania law, our Board owes its fiduciary duty to the Company and not to any single constituency of the Company. This ensures that, in considering any action or inaction, the Board is free to consider the impact of such action or inaction on any or all of the Company’s constituencies, which includes the Company’s shareholders, employees, customers and community, and is not required to regard any single constituency (such as the short-term interests of shareholders) as dominant or controlling.

As a part of its strategic planning process, the Board regularly engages with members of the Company’s executive management team and professional advisors in order to review and evaluate the Company’s business plan and strategic direction. Particular attention is paid to trends in the financial services industry both locally and nationally, continued customer migration toward mobile and electronic banking products and services, developments in the area of cyber-security and advances in the tools and techniques utilized by cyber criminals, and overall risk management, in order to ensure that the Company is well-positioned to continue its mission to remain an independent, locally owned and operated community bank. As evidenced by its strong historical earnings, asset quality, and the retention of essentially the same senior management team for the Bank’s full 24 year history, the Company continues to successfully execute its mission.

As with any company, succession planning is an important aspect of the Board’s strategic planning process, particularly as members of the Company’s Board and management team continue to age. While no individual member of the Board or executive management team has communicated an expectation or desire to retire in the near-term, the Board continues to work with executive management to implement programs and procedures designed to mitigate against the risk of disruption caused by expected and unexpected departures of key personnel. Because a significant contributing factor to the Company’s long-term success has been the efficiency with which it runs its operations, an important component of these programs is cross-training of officers among various disciplines within the Company, which is intended to ensure that the Company will always have the benefit of a well-rounded team of officers able to support multiple functional areas within the Company should the need arise. The Company has established a Leadership Team comprised of all Executive Officers and one Senior Vice President which meets weekly to review the strategic direction of the Bank and address any new developments that may impact the Company as a whole.

Director Independence

As of April 20, 2026, all but three members of the Board of Directors are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market. Mr. Lobach, Chairman, President and CEO of the Company, Bernard Lesavoy, Esquire, whose firm provides legal services to the Company and who also serves as an officer of Red Bird Associates, LLC, and Frank Banko III, who serves as an officer of and owns 58% of Red Bird Associates LLC and who also receives rent from the Bank for a branch office, are not considered independent in accordance with the independence standards of the NASDAQ Stock Market. In determining the Directors’ independence, in addition to matters disclosed under “Certain Relationships and Related Transactions” below, the Board of Directors considered each Director’s beneficial ownership of Company common stock, loan transactions between the Bank and the Directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Except with respect to the individuals noted above, in each case, the Board determined that none of the transactions impaired the independence of the Director. For more information, please refer to “Certain Relationships and Related Transactions” below.

Leadership Structure of the Board

The Board has discretion to combine or separate the positions of Chairman and Chief Executive Officer of the Company. Since June of 2009, David M. Lobach, Jr. has served as Chairman, President and Chief Executive Officer of both entities. The Board of Directors appointed Mr. Lobach to the additional position of Chairman believing that his service as President and Chief Executive Officer of the Bank and the Company since their respective inceptions, as well as his role as a co-founder of the Bank, uniquely qualified him for this role. The Board of Directors believes that at this time, Mr. Lobach’s leadership in these capacities will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

The Board has not appointed a Lead Independent Director.

Role of the Board of Directors in Risk Oversight

The Board is responsible for providing oversight of the Company’s risk management processes and for overseeing the risk management function of the Company.  In fulfilling its responsibilities, the Board of Directors works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  In addition, the Audit Committee meets no less than quarterly to review annual and quarterly reports on Forms 10-Q and 10-K, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, and the Chief Financial Officer, among others, to assess risk that may affect the entire Company.

Attendance at Meetings

The Board of Directors held thirteen meetings in 2025 and meets no less frequently than on a monthly basis.

During 2025, each of the Directors attended 100% of the aggregate of all meetings of the Board and the committees on which he/she served, with the exception of Mr. Banko who attended 92%.

Though the Company does not have a formal policy, each Director and nominee are expected to attend the annual meeting. All the current Directors were present for the 2025 annual meeting of shareholders, with the exception of Mr. Banko.

Committees of the Board of Directors

Audit Committee

The Audit Committee of the Company’s Board of Directors met four times during 2025, and operates pursuant to a written charter, a copy of which is available on the Company’s website at www.embassybank.com under “Investor Relations, Corporate Information, Governance Documents”. The Audit Committee is currently comprised of Messrs. Boyer, Englesson, Pittman, Yurconic (Chairman) and Ms. Gates Smith. Mr. Lobach attends the committee meetings in a non-voting capacity. All voting members of the Audit Committee are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.

The Audit Committee is charged with aiding the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting. Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports. In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company. The external auditor shall be ultimately accountable to the Audit Committee. Additionally, the Company’s independent registered public accounting firm has unrestricted access to the Audit Committee.

The Board of Directors has determined that the Company does not have an “Audit Committee Financial Expert,” as defined by the SEC, serving on the Audit Committee. The Board of Directors believes that the members of the Audit Committee are able to read and understand consolidated financial statements of the Company, are familiar with the Company and its business, and can fulfill the duties and responsibilities of an Audit Committee without the necessity of having an “Audit Committee Financial Expert” as a member.

For further information regarding the Audit Committee, see the discussion under the caption: “Report of Audit Committee” below.

Personnel Committee

The Bank’s Personnel Committee performs the functions of a compensation committee. When acting in such capacity, the duties of the Personnel Committee are as follows: to establish the compensation of officers and employees of the Company and Bank; to examine periodically the compensation structure of the Company; and to supervise welfare, pension and other compensation plans of the Bank and the Company. With respect to the compensation of the Company’s Named Executive Officers (identified below), the Personnel Committee recommends to the full Board of Directors for its approval the compensation (both salary and bonus) of such persons based on, among other things, the following factors: the overall performance of the Company for the prior year; the amounts allocated in the Company’s budget toward compensation; and its review of the individual performance of the Named Executive Officers. The Personnel Committee delegates to the Named Executive Officers the authority to establish the compensation of all other employees of the Company, within the parameters established by the Committee.

The Company did not engage the services of a compensation consultant in 2025. The Personnel Committee is currently comprised of the following Directors: Messrs. Banko, Englesson, Lesavoy (Chairman) and Lobach. As a member of the Personnel Committee, as well as President and Chief Executive Officer, Mr. Lobach abstains from all voting and discussion with respect to matters pertaining to the compensation of the Named Executive Officers. The Personnel Committee does not operate under a formal charter. The Personnel Committee met one time during 2025.

Other Committees

The Company does not have any other standing committees.

Nominating Process

The Company’s Board of Directors does not have a standing nominating committee. The Bank’s Personnel Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors of the Company regarding potential candidates to be nominated for election to the Board of Directors.

The Personnel Committee does not have a charter. It considers the nomination of all candidates for Director on a case-by-case basis. The factors considered by the Personnel Committee include a candidate’s education, business and professional background and experience, banking experience, community involvement, character, and integrity as well as the individual’s contribution to the Board’s overall diversity. Additionally, the Company’s Bylaws require that every Director be a shareholder of the Company.

Due to the infrequency of nominations, the Company does not have a written policy with respect to the nomination of candidates by shareholders; however, in considering nominations for Director, its policy is to not distinguish between nominations recommended by shareholders and those recommended by the Personnel Committee. If any shareholder wishes to recommend any candidate for nomination to the Board, he or she should submit the name of such person to the Personnel Committee at the address shown on the cover page of this proxy statement. In order to be considered for nomination in connection with the next annual meeting of shareholders, such name and the candidate’s principal occupation, business and professional background, education, community involvement and banking experience should be provided to the Personnel Committee on or before the deadline for submitting proposals for inclusion in the Company’s proxy statement for its next annual meeting.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors. Investors wishing to communicate with the Board, or any member, may do so by addressing any communication, care of the Board or any Director, to the Company at the address shown on the first page of this proxy statement.

Code of Conduct (Ethics)

The Board of Directors has adopted a Code of Conduct (Ethics) policy governing the Company’s Directors, Executive Officers and employees. The Code of Conduct governs such matters as conflicts of interest and use of corporate opportunity, financial reporting, violation of the Company’s policies, and the like. The Board has also adopted a Whistleblower Policy to provide a means by which employees may report violations or suspected violations of law or Company policies without fear of retaliation. The Audit Committee Chair is responsible for investigating and resolving such reports. A copy of the Code of Conduct (Ethics) policy and Whistleblower Policy are available on the Company’s website at www.embassybank.com under “About Us, Investor Relations, Governance, Governance Documents.”

Restrictions on Hedging

The Board of Directors has adopted an Insider Trading Policy that includes anti-hedging provisions that prohibit all employees and directors from short-selling Company securities and from engaging in transactions in any derivative of Company securities (other than securities issued under a Company compensation plan), including buying and selling options that have been reasonably designed to promote compliance with insider trading laws, rules and regulations. A copy of the policy is incorporated by reference to Exhibit 19 filed on March 17, 2025 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Director Compensation

Director Summary Compensation Table

The following table summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2025 for services rendered in 2024, other than David M. Lobach Jr. who did not receive compensation as a Director.

Name	Fees Earned or Paid in Cash	Restricted Stock Awards	All Other Compensation (1)	Total
Frank Banko III	$27,060	$27,060	$58	$54,178
Geoffrey F. Boyer	30,000	30,000	-	60,000
John G. Englesson	30,000	30,000	195	60,195
Bernard M. Lesavoy	-	60,000	61	60,061
John C. Pittman	30,000	30,000	143	60,143
Patti Gates Smith	30,000	30,000	-	60,000
John T. Yurconic	-	60,000	30	60,030

(1) Includes bank owned life insurance "BOLI" purchased by the Company on certain of its employees and directors.

Non-employee Director Compensation Program

Pursuant to the Company’s Non-employee Director Compensation Program during 2025, each non-employee Director of the Company was entitled to receive annual compensation in the amount of $60,000 payable at the election of the Director, in shares of Company common stock or a combination of cash and Company common stock; provided that the cash portion of any such election shall be limited to fifty percent (50%) of the total amount of the annual fee. On November 15, 2025, the Board approved an increase to the annual compensation paid to each non-employee Director of the Company to $70,000 effective for their services in the 2025 fiscal year and paid in 2026. Company common stock issued in payment of the annual fee is issued pursuant to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.

In order for a Director to be eligible to receive the annual fee, a Director must have attended at least seventy-five percent (75%) of all meetings of the Board of Directors and of the committee(s) on which he or she serves held during the subject year. In the event that the Director attends at least seventy-five percent (75%), but less than one hundred percent (100%), of all such meetings held during a subject year, the annual fee will be prorated accordingly. For example, if a Director attended eighty percent (80%) of all meetings of the Board and of the committee(s) on which he or she served in 2024, he or she would be entitled to receive an annual fee equal to eighty percent (80%) of $60,000, or $48,000. If a Director attended seventy four percent (74%) of all such meetings held in 2024, he or she would not be entitled to receive the annual fee.

Equity Incentive Plan

Non-employee Directors of the Company and the Bank are eligible to participate in the Embassy Bancorp, Inc. 2010 Stock Incentive Plan. For information regarding the 2010 Stock Incentive Plan, see “Executive Compensation – Equity Incentive Plans” below.

Certain Relationships and Related Transactions

The Board of Directors of the Company has instituted a policy in connection with extensions of credit by the Bank to any Director, officer or employee of the Company or Bank, or to any business entity in which a Director, officer or employee of the Company or Bank has a direct or indirect interest. These extensions of credit shall only be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and in the opinion of management do not involve more than the normal risk of collection or present other unfavorable features. At December 31, 2025, total loans and commitments of approximately $14.0 million were outstanding to our Executive Officers, Directors, and their affiliated businesses, which represented approximately 11% of our shareholders’ equity at such date.

In January 2003, an investment group comprised of insiders of the Company formed Red Bird Associates, LLC (“Red Bird”) for purposes of purchasing the office building in which the principal offices of the Bank and Company are located. Red Bird purchased the property subject to the existing leases of all tenants in the building, including the Bank. The previous owner of the building was unrelated to the Company, the Bank or any of the Directors. The original terms for the Bank’s lease were negotiated with the former owner in the year 2000. On March 1, 2022, the Bank and Red Bird agreed to extend the term, without amendment, through February 28, 2027. Red Bird received rents for the Gateway Drive location totaling $853,718 during 2025 and the Bank has an outstanding lease commitment to pay approximately $703,221 over the remaining term of the lease. Red Bird also owns 16,572 shares of Company common stock. The following Directors and Executive Officers of the Company currently hold equity interests in Red Bird: Mr. Banko III (managing member), Mr. Boyer, Ms. Hunsicker, Mr. Lesavoy (managing member), and Mr. Lobach. Mr. Pittman sold his interest in Red Bird to the remaining members of Red Bird in 2025.

In March 2006, the Bank entered into a lease agreement with former Director Frank Banko providing for the lease of 2,918 square feet of first floor office space for the purpose of opening a branch at 925 W. Broad St. in Bethlehem, which lease is now held by Director Frank Banko III. Prior to its execution, the Bank obtained a third-party valuation of the market rent for the space and believes that the rental terms are fair, reasonable and comparable to the terms for similar space in the Lehigh Valley area. During 2025, the Bank paid $47,418 for rent of the West Broad St., Bethlehem, location and has an outstanding lease commitment to pay $229,685 over the remaining term of the lease.

Bernard M. Lesavoy, Esquire, serves as a Director of the Company and the Bank and is currently a principal of Lesavoy Butz & Seitz LLC. Lesavoy Butz & Seitz LLC provides legal services to the Company and the Bank. In 2025, the Bank paid $103,515 to Lesavoy Butz & Seitz LLC in consideration for such services.

Pursuant to the Company’s Code of Conduct (Ethics), the Board is responsible for overseeing transactions between the Company and/or the Bank and any of its affiliated parties, including Directors and Executive Officers. In accordance therewith, each of the foregoing transactions was approved by a majority of the disinterested Directors then in office. It is the policy of the Company to ensure that transactions with affiliates are conducted on an arm’s length basis.

Executive Officers

Identified below are each of the Executive Officers of the Company and the Bank, their age as of May 8, 2026, the position they currently hold and their professional experience.

David M. Lobach, Jr., 76

See profile set forth above under the heading “Current Class 3 Directors (terms expiring in 2028)”.

Judith A. Hunsicker, 65

Ms. Hunsicker, First Executive and Chief Operating Officer of the Company and the Bank, serving in such capacity since the organization of the entities in 2008 and 2001, respectively. She also serves as the Bank's Community Reinvestment Officer. She began her banking career in 1980. Prior to joining the Company, she was most recently a member of the senior management team of Lafayette Ambassador Bank and formerly Vice President and Chief Financial Officer of Ambassador Bank. Prior thereto, she was an Assistant Vice President/Commercial Services at First Valley Bank. She has been appointed to Pennsylvania's Department of Community & Economic Development Lehigh Valley Regional Housing Advisory Committee. She is a member of the Home Ownership Counseling Program of the Community Action Committee of the Lehigh Valley. She is the former chairperson of the board and is currently a board member of the Lehigh Valley Community Land Trust, the Mindful Child Initiative (Pratyush Sinha Foundation,) and she also serves as secretary, board and executive committee member of Community Lenders Community Development Corporation. She co-chairs the Allentown Blueprint Community project which is a program through the Federal Home Loan Bank. She previously served as a board member or volunteer with such organizations as the Moravian Leadership Council for Moravian University, Skills USA Lehigh Valley Council, Bethlehem YMCA, New Bethany Ministries, Minsi Trails Council of the Boy Scouts of America, Lehigh Valley Coalition on Affordable Housing, Junior Achievement of the Lehigh Valley, Federal Home Loan Bank Member Advisory Group, and Neighborhood Housing Services of the Lehigh Valley.

Diane M. Cunningham, 58

As Senior Executive Vice President for both the Company and the Bank, Ms. Cunningham has served in instrumental leadership roles at the Bank since its inception in 2001. In her current position, she oversees the Bank’s retail banking, retail lending, and marketing divisions. She began her banking career in 1988 and has since accumulated extensive experience, holding numerous key management positions, including Assistant Vice President at Ambassador Bank and Lafayette Ambassador Bank. She holds a degree in Business Management from Northampton Community College. Beyond her professional accomplishments, Diane is deeply committed to community service. She serves on the board of SkillsUSA Council and has previously contributed her expertise to several nonprofit organizations, including Toastmasters International, YWCA Allentown, and The Lehigh Valley Workforce Investment Board.

Lynne M. Neel, 64

Ms. Neel, Senior Executive Vice President of both the Company and the Bank, has been a foundational leader since the Bank’s inception in 2001. She currently oversees loan operations, deposit operations, electronic banking, and investor relations. A graduate of Moravian College, she began her banking career in 1984 with the former Valley Federal Savings & Loan. Prior to joining the Company in September 2001, she served as an Assistant Vice President at Lafayette Ambassador Bank. Ms. Neel has been an active volunteer in the community, contributing her time to organizations including Special Olympics, Habitat for Humanity, United Way, Big Brothers/Big Sisters, the Palmer Township Athletic Association, the Easton Area High School Musical Theatre Program, and the Easton Area High School Softball Community Weekend committee. She currently serves on the board of Equi-librium in Nazareth, Pennsylvania.

Jeffrey C. Skumin, 49

Mr. Skumin serves as Executive Vice President, Chief Financial Officer of the Company and the Bank, currently overseeing the finance department.  In this role, Mr. Skumin plays a key role in guiding the organization’s financial strategy and growth. Mr. Skumin joined Embassy in March 2020 and is a member of the Company’s leadership team. Prior to joining Embassy, Mr. Skumin enjoyed a 19-year career as a CPA, serving as an audit partner in the financial institutions practice of a national accounting firm, where he worked closely with numerous community banks. Immediately before joining Embassy, he served as Chief Accounting Officer for a large regional bank, further deepening his experience in the banking industry. A lifelong resident of the Lehigh Valley, Mr. Skumin is a graduate of Muhlenberg College and has been actively involved in various community organizations throughout his career.

Michael B. Macy, 63

Mr. Macy serves as Executive Vice President, Chief Lending Officer Business Banking and Business Solutions of the Company and the Bank. He began his banking career in 1984 and has held positions of increasing responsibilities at Merchants Bank and Lafayette Ambassador Bank, before joining Embassy Bank For the Lehigh Valley in 2012. He is a graduate of Moravian University and the Bucknell University commercial lending school. He has been active in various organizations during his career, including The Children's Home of Easton, Nazareth Lions Club, Nazareth YMCA and the Nazareth Chamber of Commerce.

Brandi L. Stefanov, 51

Ms. Stefanov serves as Executive Vice President, Retail Banking of the Company and the Bank. She began her banking career in 1993 and was previously employed at Ambassador Bank and Lafayette Ambassador Bank, before joining Embassy Bank For the Lehigh Valley in 2006. She has been active in various organizations over her career.

Jennifer A. Tropeano, 50

Ms. Tropeano serves as Executive Vice President, Chief Lending Officer Retail Lending of the Company and the Bank. She began her banking career in 1998 and was previously employed at Ambassador Bank, before joining Embassy Bank For the Lehigh Valley in 2001 at the time of the start of the Bank. She is active in various organizations.

INFORMATION CONCERNING SHARE OWNERSHIP

Beneficial ownership of shares of the Company’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•Voting power, which includes power to vote or to direct the voting of the stock;

•Investment power, which includes the power to dispose or direct the disposition of the stock; or

•The right to acquire beneficial ownership within 60 days after April 20, 2026.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Company’s knowledge, those persons or entities, who owned of record or beneficially, on April 20, 2026, more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned
Frank Banko III	544,429	(1)	7.34%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017
David M. Lobach, Jr.	547,023	(2)	7.38%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017
Fourthstone LLC	685,098	(3)	9.24%
575 Maryville Centre Drive, Suite 110
St. Louis, MO 63141
(1) Includes 3,028 shares held by spouse and 16,572 shares attributable to Mr. Banko as Manager of Red Bird.

(2) Includes 15,782 shares held jointly with spouse; 54,700 shares held by spouse; 228 shares held jointly with son; and 998 shares held as custodian under UGMA. Of that amount, 18,524 shares are pledged as security.

(3) Based solely on information provided by the beneficial owners in a Schedule 13G/A filed with the SEC on August 14, 2025 by Fourthstone LLC with the percentage adjusted to April 20, 2026 outstanding common stock of the Company.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of April 20, 2026, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Company beneficially owned by each Director, each nominee for Director, each of the Named Executive Officers and all Executive Officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors and Named Executive Officers
Frank Banko III	544,429	(2)	7.34%
Geoffrey F. Boyer	103,984	(3)	1.40%
Diane M. Cunningham	21,362	(4)	*
John G. Englesson	44,518	(5)	*
Judith A. Hunsicker	91,338	(6)	1.23%
Bernard M. Lesavoy	230,496	(7)	3.11%
David M. Lobach, Jr.	547,023	(8)	7.38%
Lynne M. Neel	11,701	(9)	*
John C. Pittman	364,432	(10)	4.92%
Patti G. Smith	245,971	(11)	3.32%
Jeffrey C. Skumin	3,162		*
John T. Yurconic	60,817	(12)	*

All Executive Officers, Directors and Nominees as a Group (15 Persons)	2,279,812		30.75%
* Indicates beneficial ownership of less than 1%
(1) Unless otherwise indicated, to the knowledge of the Company, all persons listed have sole voting and investment power with respect to their shares of Company common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 20, 2026 (“presently exercisable stock options”), of which there were none. Amounts reported in this column also includes shares attributable to the respective person as a result of their ownership interest in and/or position with Red Bird Associates, LLC. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned. Beneficial ownership may be disclaimed as to certain of these shares.
(2) Includes 3,028 shares held by spouse and 16,572 shares attributable to Mr. Banko as Manager of Red Bird.
(3) Includes 5,276 shares held by spouse.
(4) Includes 8,838 shares held jointly with spouse and 2,940 shares held by spouse.
(5) Includes 5,035 shares held by spouse.
(6) Includes 61 shares held jointly with spouse.
(7) Includes 130,064 shares held jointly with spouse; 2,839 shares held by spouse; 26,904 held as custodian under UGMA; and
16,572 shares attributable to Mr. Lesavoy as Manager of Red Bird.
(8) Includes 15,854 shares held jointly with spouse; 54,800 shares held by spouse; 228 shares held jointly with son; and 998 shares held as custodian under UGMA. Of that amount, 18,524 shares are pledged as security.
(9) Includes 4,126 shares held jointly with spouse.
(10) Includes 5,555 shares held by spouse and 150 shares held by spouse as custodian under UGMA. Of that amount, 82,919 shares are pledged as security.
(11) All shares held as trustee of Ms. Smith's living trust.
(12) All shares held jointly with spouse.

INFORMATION CONCERNING COMPENSATION

Company Performance Highlights

The Company’s total assets increased $96.2 million to $1.80 billion at December 31, 2025, driven primarily by deposit growth of $87.3 million to $1.64 billion. Deposit growth included a $5.8 million increase in noninterest-bearing deposits and an $81.4 million increase in interest-bearing deposits, reflecting successful relationship-building efforts, competitive pricing, expanded online banking usage, and continued effectiveness of the Company’s branch network. The Company also continues to benefit from market disruptions and customers seeking a local community bank.

Net loans receivable increased $22.9 million to $1.28 billion at December 31, 2025. Despite a highly competitive lending environment and reduced demand for commercial real estate financing, the Company remains focused on disciplined underwriting, portfolio quality, and expanding its commercial and consumer lending presence.

The Company’s net income increased $3.3 million, or 31.2%, to $13.7 million in 2025, with earnings per share rising to $1.79 from $1.37 in 2024. The improvement was driven primarily by higher interest and noninterest income, partially offset by increases in interest expense, noninterest expense, and the provision for credit losses.

The Bank remained “well capitalized” at December 31, 2025 under regulatory capital standards.

In October 2025, the Company announced a stock repurchase program and repurchased 108,301 shares during the fourth quarter at an average price of $17.58 per share.

Compensation Philosophy

Return on Investment in Our People

The Board of Director’s annual compensation decisions are the product of a multi-step process. Annual salary adjustments are determined in light of budgetary constraints and overall performance. Both cash and equity bonuses are completely discretionary and based upon an evaluation of both the employee’s and Company’s overall performance for the prior year.

In determining the amounts to be allocated toward compensation in the Company’s annual budget, generally, as well as the compensation to be paid to the Named Executive Officers, specifically, the Board of Directors and Personnel Committee have always placed a strong emphasis on the overall performance of the Company, its efficiency ratio (e.g., noninterest expense divided by total revenue (net interest income plus noninterest income), and the productivity ratios of total assets to employee, total loans to employee, total deposits to employee, and net income to employee (the “employee ratios”). The Board believes that the efficiency ratio and employee ratios are particularly important in determining compensation because it views such ratios as reasonable indicators of individual and team efforts. The Board also believes in running the Company for the long term and looks toward its management team to lead the Company’s future growth.

It is by design that the Company runs a very efficient operation, relying greatly on the knowledge and experience of its executive management team, and, where appropriate, the outsourcing of certain functions to high quality vendors, to do so. This level of efficiency requires that individual members of the Company’s executive management team assume roles that are most often held by multiple individuals at banks within the Company’s peer group. For example, David M. Lobach, Jr. serves as Chairman of the Board, as well as President and Chief Executive Officer, Judith A. Hunsicker serves as Chief Operating Officer and CRA Officer, Diane M. Cunningham oversees retail banking and retail lending, as well as marketing, and Lynne M. Neel oversees deposit operations, loan operations, electronic banking and investor relations. This multidisciplinary approach is replicated throughout the Company. This structure makes it difficult, if not impossible, to conduct a true “apples-to-apples” comparison of the compensation of the Company’s executive management team with that of its peers. Therefore, in considering compensation, the Board pays particular attention to other, objectively measurable criteria, such as the employee ratios described above and the salary and benefit costs of its peers as a percent of average assets, as described below.

At the Company’s 2025 annual meeting of the shareholders, shareholders were asked to cast an advisory vote to approve the compensation of the Company’s named executive officers as described in the 2025 Proxy Statement (the “Say-on-Pay Proposal”).

The Say-on-Pay proposal received strong shareholder support with approximately 85% of the votes cast FOR the proposal. While this vote is advisory and therefore not binding, the Board of Directors and the Personnel Committee value the views of our shareholders and consider the results on the Say-on-Pay vote an important element of our ongoing executive compensation oversight. Following careful evaluation, the Committee concluded that the Company’s executive compensation program continues to demonstrate a strong alignment between pay and performance, incentivizes management to achieve the Company’s strategic objectives and reflects responsible compensation practices. In reaching this conclusion, the Committee considered, among other factors:

•The overall Say-on-Pay voting results and historical Say-on-Pay trends.

•The alignment of executive compensation outcomes with the Company’s 2025 financial and operational performance.

•The mix of compensation.

•External market practices and competitive positioning.

•Feedback received through shareholder engagement, where applicable.

For the year ended December 31, 2025, the Company’s team productivity benchmarks were ahead in comparison to those institutions that the Company considers its peers (banks headquartered in Pennsylvania with assets between $100 million and $5 billion). Importantly, it should be noted that those financial institutions the Company considers its peers have 60% greater overall salary expense as a percent of average assets than that of the Company’s. For the year ended December 31, 2025, the Company’s net overhead ratio was 1.39%, compared to the peer group average net overhead ratio of 1.84%. When one considers these factors together with the return on investment on an employee-by-employee basis, as indicated by the employee ratios, the Board feels strongly that employees are fairly compensated for their efforts. In other words, because the Company has fewer employees supporting a greater number of assets, loans, deposits, and net income than the average of its peers, it is beneficial for the Company to pay such employees for their high level of expectations and resulting performance.

Risk Management

The Board of Directors believes that its compensation philosophy and the resultant compensation paid to the Company’s employees, and the programs and practices on which such compensation decisions are based, are reasonable and do not present any risks that are reasonably likely to have a material adverse effect on the Company.

More specifically, with respect to risk management, the Board believes that by allocating a significant percentage of an employee’s total compensation to salary, not linking annual incentive compensation to pre-determined annual performance criteria, and rewarding employees for their efforts on an employee-by-employee basis, the Company’s compensation program is fair to the Company and the employee, and any incentive for an employee to take unnecessary and excessive risk is adequately minimized.

Long Term Performance

Finally, and most importantly, the Board believes that its approach to compensation has enabled the Company to enjoy a stable team of highly engaged banking professionals who have continued to fine tune the Company’s unique business model, culture, and resulting performance growing the Company from $0 in assets to over $1.8 billion in assets with minimal shareholder dilution over approximately the last seventeen (17) years.

Executive Compensation

The following Executive Officers have been identified as “Named Executive Officers” for 2025: David M. Lobach, Jr.-Chairman, President and Chief Executive Officer; Judith A. Hunsicker-First Executive Officer, Chief Operating Officer; Jeffrey C. Skumin-Chief Financial Officer, Executive Vice President; Diane M. Cunningham-Senior Executive Vice President and Lynne M. Neel-Senior Executive Vice President.

Summary Compensation Table

The table below sets forth the compensation awarded to, earned by, or paid to each of the Named Executive Officers for the year ended December 31, 2025, and the prior fiscal year ended December 31, 2024. While employed, executives are entitled to base salary, participation in the executive compensation programs identified below, and other benefits common to all employees of the Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
David M. Lobach	2025	$771,087	$158,374	$61,687		$50,389	$1,041,537
CEO, President and Chairman	2024	$771,087	$104,100	$80,964		$48,346	$1,004,496
Judith A. Hunsicker	2025	$534,739	$110,558	$42,779	$246,080	$25,793	$959,949
First Executive Officer and COO	2024	$534,739	$72,200	$56,148	$253,599	$21,876	$938,561
Diane M. Cunningham	2025	$301,154	$33,176	$15,080	$65,239	$16,334	$430,983
Sr. Executive Vice President, Retail Banking, Retail Lending and Marketing	2024	$290,000	$26,100	$11,600	$64,132	$15,785	$407,617
Lynne M. Neel	2025	$301,154	$33,176	$15,080	$152,183	$17,445	$519,038
Sr. Executive Vice President, Deposit & Loan Operations, Electronic Banking and Investor Relations	2024	$290,000	$26,100	$11,600	$151,433	$16,819	$495,952
Jeffrey C. Skumin (5)	2025	$259,615	$23,400	$7,950		$11,115	$302,080
Executive Vice President and CFO, Finance

(1) Mr. Lobach and Ms. Hunsicker's bonuses include a one-time special award of $35,000 and $25,000, respectively, detailed further below.
(2) Restricted stock granted to employees are valued using the provisions of Accounting Standards Codification Topic 718. Amounts represent the full grant date fair value of the restricted stock awards granted on November 15, 2025. All shares of restricted stock granted vests on each anniversary of the date of grant over three years. The assumptions used in the calculations of these amounts are included in the footnotes to the audited financial statements included in our respective Annual Report on Form 10-K for fiscal years ended
December 31, 2025, and 2024.
(3) Non-qualified deferred compensation earnings represent the annual change in the accrual under the unfunded, non-qualified Supplemental
Executive Retirement Plan ("SERP") for each employee. The amounts for the SERP liability are impacted by modifications in the amounts payable to each employee and assumptions around the interest rates used to discount the future payment obligations and estimated retirement date.
(4) Includes company matching contributions under the Deferred Salary Savings Plan (401(k)), life insurance premiums, and personal use of a company vehicle for Mr. Lobach with an aggregate value of $7,582. With respect to Mr. Lobach, this amount includes the aggregate dollar value of life insurance premiums attributable to coverage in excess of $25,000 (or 10%) or $28,807.
(5) Mr. Skumin was not a Named Executive Officer in 2024.

The current 2026 annual salaries of the Named Executive Officers are Mr. Lobach - $805,786, Ms. Hunsicker - $558,802, Ms. Cunningham –$315,172, Ms. Neel - $315,172 and Mr. Skumin - $276,925. For the year ended December 31, 2023, the entire Executive Leadership Team voluntarily declined salary increases and executive bonuses taken were reduced by 50% to enable pay increases and bonus opportunities for other team members. Mr. Lobach and Ms. Hunsicker similarly declined salary increases for the year ended December 31, 2024. In recognition of the reduced bonus and salary increase percentages accepted by Mr. Lobach and Ms. Hunsicker during 2023 and 2024, the Board unanimously approved a one-time special award in 2025. This award, in the amount $35,000 and $25,000, respectively, was paid to Mr. Lobach and Ms. Hunsicker in March 2026.

In 2003, the Bank adopted a 401(k) Plan for all its employees, including the above-Named Executive Officers. The Plan provides that the Bank will contribute 50% of the contribution made by each employee, with the Bank’s contribution not to exceed 4% of compensation. The Bank’s contribution to each of the Named Executive Officers is included in the table above in the column titled “All Other Compensation.”

In addition to the above-described compensation, Executive Officers of the Company, as well as all other employees of the Company and the Bank, receive a benefit package consisting of hospitalization and health insurance coverage, optical and dental coverage, disability benefits and life insurance in the amount of three times their annual salary in the event of death while employed.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information concerning the grant and exercise of stock options and the grant of restricted stock awarded to the Company’s Named Executive Officers in 2025.

The Company does not currently maintain any non-qualified contributory deferred compensation plans in which its Named Executive Officers participate.

Outstanding Equity Awards at Fiscal Year End 12/31/25		Stock Awards
Name and Principal Position	Year	Shares That Have Not Vested		Stock Award Grant Date	Market Value of Shares That Have Not Vested ($)
David M. Lobach	2025	3,429	(1)	12/15/25	$ 62,614
CEO, President and Chairman	2024	3,276	(2)	12/13/24	59,802
	Total	6,705			$ 122,416
Judith A. Hunsicker	2025	2,378	(1)	12/15/25	$ 43,422
First Executive Officer & COO	2024	2,272	(2)	12/13/24	41,468
	Total	4,650			$ 84,890
Diane M. Cunningham	2025	838	(1)	12/15/25	$ 15,302
Sr. Executive Vice President	2024	470	(2)	12/13/24	8,570
Branch Administration, Marketing & Retail Lending	Total	1,308			$ 23,872
Lynne M. Neel	2025	838	(1)	12/15/25	$ 15,302
Sr. Executive Vice President	2024	470	(2)	12/13/24	8,564
Deposit & Loan Operations, Electronic Banking, & Investor Relations	Total	1,308			$ 23,866
Jeffrey C. Skumin	2025	442	(1)	12/15/25	$ 8,071
Executive Vice President & CFO	2024	202	(2)	12/13/24	3,689
Finance	Total	644			$ 11,760
(1) The awards vest in three equal annual installments beginning 12/15/26.
(1) The awards vest in three equal annual installments beginning 12/13/25.

Mr. Lobach and Ms. Hunsicker’s restricted stock awards are granted pursuant to their employment agreements with the Bank discussed in more detail below. The Company and the Bank do not maintain a formal plan for granting equity awards to its Named Executive Officers. The Personnel Committee determines the restricted stock awards for the remaining Named Executive Officers, subject to Board approval. Mr. Lobach abstained from voting. In light of the overall strong financial performance achieved by the Company, its efficiency ratio, the employee ratios and individual performance for the years ending 2024 and 2025, the Board granted Ms. Cunningham, Ms. Neel and Mr. Skumin restricted stock awards as set forth in the above table.

During 2025, the Company did not grant option awards to our Named Executive Officers. Additionally, the Company does not consider any material nonpublic information when determining the timing and terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for equity awards.

Agreements with Executive Officers

Employment Agreements

The Bank is party to an employment agreement with David M. Lobach, Jr., who is Chairman, President and Chief Executive Officer of the Company and the Bank. The agreement provides for an employment term of five (5) years beginning January 1, 2018, with automatic one-year extensions. Mr. Lobach currently receives an annual salary of $805,786, plus a bonus which shall not exceed 30% of his salary, as may be awarded by the Board of Directors. Mr. Lobach’s salary may be adjusted as mutually agreed by Mr. Lobach and the Bank. Mr. Lobach’s contract further provides for annual awards of restricted stock with an aggregate fair market value of not less than 8% of his salary. The restricted stock shall vest ratably over a period of not less than three years. Mr. Lobach received his contractual restricted stock awards for services rendered in 2023 and 2024, paid in 2024 and 2025, respectively. His contract also entitles him to a supplemental executive retirement plan (“SERP”) benefit upon his retirement, which is discussed in more detail below. In the event, Mr. Lobach’s employment is terminated without cause, (other than as a result of his death or permanent disability), such termination is effective five years from the date notice of termination is delivered to Mr. Lobach, provided however; that he is permitted to voluntarily resign within six months of such notice of termination, whereby he would receive an amount equal to five times the sum of his base salary and bonus in effect on the date of his resignation in five equal annual installments. Additionally, for a period of five years, he would receive all 401(k) benefits and health insurance coverages in effect on the date of his resignation. In the event his employment terminates within two years following a change in control of the Company or Bank, he will receive five times the sum of his base salary and bonus in effect on the date of termination in a single lump sum and his health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank. See “Change in Control Provisions” below.

The Bank is party to an employment agreement with Judith A. Hunsicker, who is First Executive and Chief Operating Officer of the Company and the Bank. The agreement provides for an employment term of five (5) years beginning January 1, 2018, with automatic one-year extensions. Ms. Hunsicker currently receives an annual salary of $558,802, plus a bonus which shall not exceed 30% of her salary, as may be awarded by the Board of Directors. Ms. Hunsicker’s salary may be adjusted as mutually agreed by Ms. Hunsicker and the Bank. Her contract further provides for annual awards of restricted stock with an aggregate fair market value of not less than 8% of her salary. The restricted stock shall vest ratably over a period of not less than three years. Ms. Hunsicker received her contractual restricted stock awards for services rendered in 2023 and 2024, paid in 2024 and 2025, respectively. Her contract also entitles her to a SERP benefit upon her retirement, which is discussed in more detail below. In the event Ms. Hunsicker’s employment is terminated without cause (other than as a result of her death or permanent disability), such termination is effective five years from the date notice of termination is delivered to Ms. Hunsicker; provided, however, that she is permitted to voluntarily resign within six months of such notice of termination, whereby she would receive an amount equal to five times the sum of her base salary and bonus in effect on the date of her resignation in five equal annual installments. In addition, for a period of five years, Ms. Hunsicker shall receive all 401(k) benefits and health insurance coverage in effect on the date of her resignation. In the event her employment terminates within two years following a change in control of the Company or Bank, she will receive five times the sum of her base salary and bonus in a single lump sum and her health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit her from entering into business relationships which infringe on the operation of the Bank. See “Change in Control Provisions” below.

Supplemental Executive Retirement Plans

The Bank has entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Mr. Lobach which provide for the payment of benefits upon retirement. Currently, the SERPs provide for the Bank’s annual payment of $283,096 to Mr. Lobach, of which $140,000 in benefits accrued through a normal retirement age of 65 and $143,096 in benefits accrued through a normal retirement age of 70 and are payable upon (i) his retirement; (ii) his death or permanent disability; or (iii) his involuntary termination within two years following a change in control of the Bank or the Company. The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years.

The Bank has also entered into SERPs with Ms. Hunsicker, Ms. Cunningham, and Ms. Neel, which provide for the Bank’s annual payment of $260,198 to Ms. Hunsicker upon her retirement after reaching age 65, and annual payments of $80,000 each to Ms. Cunningham and Ms. Neel upon their individual retirements after reaching age 65. Benefits are also payable upon (i) death or permanent disability; or (ii) involuntary termination within two years following a change in control of the Bank or the Company. Lesser benefits are provided in the event of retirement prior to age 65. The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years. Mss. Hunsicker, Cunningham and Neel’s SERPs contain non-competition and non-solicitation covenants. A violation of such covenants, except in limited circumstances, would result in the forfeiture of any unpaid benefits to the executive.

Change in Control Provisions

The aforementioned employment agreements and SERPs with Mr. Lobach, and Mss. Hunsicker, Cunningham and Neel all include change-in-control provisions which are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management can objectively evaluate any change in control proposal and act in the best interests of the Company during a possible acquisition, merger or combination. The Bank designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

For purposes of the employment agreements and SERPs, “change in control” is defined to mean a change in the ownership or effective control of the Bank or the Company, as described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

With respect to Mr. Lobach and Ms. Hunsicker’s employment agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Bank for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for his/her reason. When a triggering event occurs following a change in control, Mr. Lobach and Ms. Hunsicker would be entitled to five times the sum of the executive’s annual base salary plus bonus, payable in one lump sum as of the date of termination or resignation and beginning on the effective date of resignation or termination will continue to receive all health insurance coverages and other fringe benefits for a period of five years.

Because potential payments to be made to the foregoing executives in connection with a change in control of the Company would subject the executives to a 20% excise tax as a golden parachute, the executives will be entitled to receive an additional gross up payment under the employment agreements equal to the total excise tax imposed. In the event such payments are made, the Internal Revenue Code and regulations promulgated thereunder provide that the golden parachute payment and tax gross up payment would not be deductible by the Company.

With respect to the SERPs, if the individual’s employment with the Bank is involuntarily terminated within two years after a change in control of the Company, payment thereunder will commence immediately in an amount equal to the amount which would have been payable as though the executive retired from service with the Bank upon attaining normal retirement age.

If the individual is determined to be a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended), payments to such individual pursuant to the employment agreements and SERPs, other than payments qualifying as short-term deferrals or an exempt separation pay arrangement under Section 409A, shall not begin earlier than the first day of the seventh month after the date of termination.

Stock Incentive Plan

At the Company’s annual meeting on June 20, 2019, the shareholders approved the amendment and restatement of the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “SIP”) which was originally adopted by the Company’s shareholders effective June 16, 2010, to replenish the number of shares of common stock available for issuance under the Plan and extend the term of the Plan for another ten (10) years. The SIP authorizes the Board of Directors, or a committee authorized by the Board of Directors, to grant a stock award to (i) designated officers (including officers who are directors) and other designated employees at the Company and its subsidiaries, and (ii) non-employee members of the Board of Directors and advisors and consultants to the Company and its subsidiaries. The Board of Directors believes that the SIP will cause the designated participants to contribute materially to the growth of the Company. Awards issued under the SIP may take the form of incentive stock options as provided in Section 422 of the Internal Revenue Code of 1986, non-qualified stock options, stock appreciation rights, restricted stock and deferred stock awards. The terms of the awards, including the vesting schedule, if any, will be determined by the Board (or committee) at the time of grant. All options granted under the SIP will not have a term in which it may be exercised that is more than ten years from the time the option is granted. Awards issued under the SIP vest automatically upon a change in control of the Company. The maximum number of shares of common stock authorized for issuance under the Plan, as amended, is 756,356. The SIP provides for appropriate adjustments in the number and kind of shares available for grant or subject to outstanding awards under the SIP to avoid dilution in the event of merger, stock splits, stock dividends or other changes in the capitalization of the Company. The SIP expires on June 20, 2029.

The Board of Directors authorized issuance of stock grants under the SIP in accordance with Articles 5 and 7 of the Plan in 2025 to executive officers determined to be key employees of the Company, reflecting individual performance, leadership, and contributions to the company’s successes.

Employee Stock Purchase Plan

On January 1, 2017, the Company implemented the Embassy Bancorp, Inc. Employee Stock Purchase Plan, which was approved by the Company’s shareholders at the annual meeting held on June 16, 2016. Under the plan, each employee of the Company and its subsidiaries who is employed on an offering date and customarily is scheduled to work at least twenty (20) hours per week and more than five (5) months in a calendar year is eligible to participate. The purchase price for shares purchased under the plan is currently equal to 90% of the fair market value of such shares on the date of purchase. The purchase price may be adjusted from time to time by the Board of Directors; provided, however, that the discount to fair market value shall not exceed 15%.

Pay Versus Performance Disclosure

In accordance with the SEC’s new disclosure requirements regarding pay versus performance, the following information is being provided to illustrate the relationship between “compensation actually paid” to an executive (as defined by the SEC), and certain financial measures of the Company.

The Personnel Committee makes its compensation decisions independent of the SEC’s pay versus performance disclosure requirements. For further information on how the Company aligns executive compensation with the Company’s financial performance, see the discussion under “Compensation Philosophy” above .

Pay Versus Performance Table

The table below shows the following information for the past three fiscal years: (i) “total” compensation for our named executive officers (“NEOs”) as reported in the Summary Compensation Table (“SCT”) above; (ii) the “compensation actually paid” to our named executive officers (calculated in accordance with SEC rules); (iii) our value of initial fixed $100 investment based on Total Shareholder Return; and (iv) our net income, followed by a table reconciling the total compensation disclosed in in the SCT and the compensation required to be disclosed as “compensation actually paid.” “Compensation actually paid” does not represent the value of cash and shares of the Company’s common stock received by NEOs during the year, but rather is an amount calculated under SEC rules and includes, among other things, the year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, “compensation actually paid” amounts below differ from compensation actually received by the individuals.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Other NEOs(1)	Average Compensation Actually Paid to Other NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income (in thousands)
2025	$ 1,041,537	$ 1,053,288	$ 553,013	$ 556,679	$ 138	$ 13,697
2024	$ 1,004,496	$ 1,035,521	$ 612,730	$ 614,486	$ 123	$ 10,440
2023	$ 901,590	$ 781,183	$ 582,021	$ 574,323	$ 108	$ 12,656

(1) The CEO for each year reported was David M. Lobach. Other NEOs for 2025 were Judith A. Hunsicker, Diane M. Cunningham, Lynne M. Neel and Jeffrey C. Skumin. Other NEOs for 2024 and 2023 were Judith A. Hunsicker, Diane M. Cunningham and Lynne M. Neel.

(2) SEC rules require certain adjustments be made to the SCT table to determine "compensation actually paid" as reported in the "Pay versus Performance Table" above. The following table details the applicable adjustments that were made to determine "compensation actually paid" (all amounts are averages for the NEOs other than the CEO).

(3) Total Shareholder Return is determined based on the value of an initial fixed investment of $100 on December 31, 2020.

The following table sets forth the adjustments made during each year represented in the Pay Versus Performance table to determine “compensation actually paid” for the past three fiscal years, calculated in accordance with SEC rules.

Year	Named Executives	SCT Total (1)	Deduct Stock Awards	Add Year-End Value of Unvested Equity Awards Granted in Year	Add Fair Value as of the Vesting Date for Awards Granted and Vested in Year	Change in Value of Unvested Equity Awards Granted in Prior Years	Change in Value of Equity Awards Granted in Prior Years Which Vested in Year	Deduct Value of Equity Awards Granted in Prior Years That Failed to Vest	Add Dividends
2025	CEO	$ 1,041,537	$ (61,687)	$ 62,614	$ -	$ 5,731	$ 2,242	$ -	$ 2,851
	Other NEOs	$ 553,013	$ (20,222)	$ 20,524	$ -	$ 1,492	$ 1,104	$ -	$ 769
2024	CEO	$ 1,004,496	$ (80,964)	$ 81,114	$ -	$ 5,204	$ 19,243	$ -	$ 6,428
	Other NEOs	$ 612,730	$ (26,449)	$ 26,499	$ -	$ 683	$ 563	$ -	$ 460
2023	CEO	$ 901,590	$ -	$ -	$ -	$ (67,263)	$ (65,477)	$ -	$ 12,333
	Other NEOs	$ 582,021	$ -	$ -	$ -	$ (4,287)	$ (4,309)	$ -	$ 893
(1) The SCT total for the CEO is actual vs. an average balance for the Other NEOs.

We generally seek to incentivize long-term performance and therefore, do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. The graphs below describe the relationship between pay and performance by comparing compensation actually paid to our CEO and the average actual compensation paid to the remaining named executive officers as reported in the Pay Versus Performance Table above to our cumulative total shareholder return (TSR) and our net income.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT registered public accounting firm

The Company’s Audit Committee has recommended, and the Company’s Board of Directors has approved the engagement of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The report of the independent registered public accounting firm of Baker Tilly US, LLP regarding the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Baker Tilly US, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly US, LLP would have caused it to refer to such disagreement in its reports.

One or more representatives of Baker Tilly US, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Baker Tilly US, LLP as independent registered public accounting firm of the Company for the year ending December 31, 2026.

Independent Registered Public Accounting firm

The Company’s independent registered public accounting firm for the years ended December 31, 2025 and 2024 was Baker Tilly US, LLP and such firm is expected to be the Company’s independent registered public accounting firm for the current year.

Pursuant to its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and ensuring the independence of such firm.

Fees of Independent Public Accountants

The following fees were paid by the Company to Baker Tilly US, LLP for services rendered in 2025 and 2024, respectively:

	2025	2024

Audit fees (1)	$282,221	$257,229
Audit related fees	-	-
Tax fees (2)	20,160	20,035
All other fees	-	-
	$302,381	$277,264

(1) Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out of pocket expenses.

(2) Tax fees include the following: preparation of federal and state tax returns and assistance with calculating estimated tax payments.

REPORT OF AUDIT COMMITTEE

The Audit Committee met four times during 2025. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with the Company’s management. In addition, the Committee has discussed with Baker Tilly US, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed with the auditors, under PCAOB AS 1301, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received the written disclosures and the letter from Baker Tilly US, LLP required by PCAOB Rule 3526, and has discussed with Baker Tilly US, LLP its independence from the Company and its management with regard to all services provided.

The Audit Committee has considered whether the services rendered by Baker Tilly US, LLP with respect to audit, audit related, tax and other fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

The Audit Committee has adopted an Audit Committee Charter, the current version of which is available on the Company’s website at www.embassybank.com under “About Us, Investor Relations, Governance, Governance Documents.”

March 6, 2026

John T. Yurconic, Chairman

Geoffrey F. Boyer

John G. Englesson

John C. Pittman

Patti Gates Smith

In accordance with SEC regulations this Audit Committee Report is not incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”). This report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

ANNUAL REPORT ON FORM 10-K

The Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025 is being made available with this proxy statement. The Company will provide, without charge, to any shareholder requesting the same in writing, a complete copy of its Annual Report on Form 10-K, as filed with the SEC. Such requests should be directed to Judith A. Hunsicker, Corporate Secretary, at the address shown on the first page of this proxy statement. The Form 10-K is also available on the SEC website at http://www.sec.gov and on the Company’s website at www.embassybank.com under “About Us, Investor Relations, Financials”.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters shall properly come before the meeting and be voted upon, your properly executed proxy card will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters in accordance with the direction of the Company’s Board of Directors.

Embassy Bancorp, Inc. Vote Online Go to www.investorvote.com/EMYB or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Embassy Bancorp, Inc. Shareholder Meeting to be Held on June 18, 2025 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The material is available at: www.investorvote.com/EMYB Easy Online Access — View your proxy materials and vote. Go to www.investorvote.com/EMYB. Click on the icon on the right to view meeting materials. Return to the investorvote.com window and follow the instructions on the screen to log in. Make your selections as instructed on each screen for your delivery preferences. Vote your shares. Step1 Step 2 Step 3 Step 4 Step 5 When you go online, you can also help the environment by consenting to receive electronic delivery of future materials Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 8, 2025 to facilitate timely delivery. 2NOT

Embassy Bancorp, Inc. Vote Online Go to www.investorvote.com/EMYB or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting NoticeImportant Notice Regarding the Availability of Proxy Materials for the Embassy Bancorp, Inc. Shareholder Meeting to be Held on June 17, 2026Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Annual Report, Proxy Statement and Letter to Shareholders are available at: www.investorvote.com/EMYBEasy Online Access — View your proxy materials and vote. Step 1: Go to www.investorvote.com/EMYB. Step 2: Click on the icon on the right to view meeting materials.Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 5, 2026 to facilitate timely delivery.

Shareholder Meeting Notice Embassy Bancorp, Inc.’s Annual Meeting of Shareholders will be held on Wednesday, June 18, 2025 at 5:30 P.M. EDT, virtually via the internet at www.meetnow.global/MKQFTM7. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4, and 3 YEARS on Proposal 3. 1.Election of Board of Directors:01 - Bernard M. Lesavoy02 - David M. Lobach, Jr., Chairman03 - John C. Pittman04 - John T. YurconicTo approve an advisory, non-binding resolution regarding executive compensation.To approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation.To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.The Board of Directors recommend a vote AGAINST Proposal 5 5. A shareholder proposal recommending the Board pursue a sale of the company, if properly presented at the meeting. Note: To act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. Internet – Go to www.investorvote.com/EMYB. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials Embassy Bancorp, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.To facilitate timely delivery, requests for a paper copy of proxy materials must be received by June 8, 2025.

Shareholder Meeting Notice Embassy Bancorp, Inc.’s Annual Meeting of Shareholders will be held on Wednesday, June 17, 2026 at 5:30 p.m. EDT, virtually via the internet at www.meetnow.global/M5NXNXC. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 1.Election of Board of Directors:01 - Frank “Chip” Banko III 02 - Geoffrey F. Boyer 2. T o ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. Internet – Go to www.investorvote.com/EMYB.Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials Embassy Bancorp, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.To facilitate timely delivery, requests for a paper copy of proxy materials must be received by June 5, 2026.

Embassy Bancorp, Inc. Vote PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.investorvote.com/EMYBOnlineGo to www.investorvote.com/EMYB or scan the QR code — login details are located in the shaded bar below.Yourvote matters – here’s how to vote!You may vote online or by phone instead of mailing this cardUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.F VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Proposal — The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal to sell the company.Proposals — The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2 and 4, and 3 YEARS on Proposal 3Proposal — The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal to sell the company.1. Election of Board of Directors For Withhold01 - Bernard M. Lesavoy Chairman02 - David M. Lobach, Jr.,3 - John C. Pittman 04 John T. Yurconic. 5. A shareholder proposal recommending the Board pursue a saleof the Company, if properly presented at the meeting. For Against Abstain3.To approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation.4.To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. Note: To act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1PCF

Embassy Bancorp, Inc Vote Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/EMYB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EMYB Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposal 2 1. Election of Board of Directors: 01 - Frank “Chip” Banko III For Withhold 02 - Geoffrey F. Boyer For Withhold 2. To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign

The 2025 Annual Meeting of Shareholders of Embassy Bancorp, Inc.will be held on June 18, 2025, 5:30pm EDT, virtually via the Internet atwww.meetnow.global/MKQFTM7To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/EMYB Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EMYB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proxy — Embassy Bancorp, Inc. Notice of 2025 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 18, 2025Judith A. Hunsicker and Diane M. Cunningham, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Embassy Bancorp, Inc. to be held on June 18, 2025 at 5:30 p.m. EDT or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1), FOR the proposal to approve an advisory, non-binding resolution regarding executive compensation (Proposal 2), FOR the proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 4), 3 YEARS on the proposal to approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation (Proposal 3), and AGAINST the shareholder proposal (Proposal 5).In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

The 2026 Annual Meeting of Shareholders of Embassy Bancorp, Inc.will be held on June 17, 2026, 5:30 p.m. EDT, virtually via the Internet at meetnow.global/M5NXNXC To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/EMYB Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EMYB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Embassy Bancorp, Inc. Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 17, 2026 Judith A. Hunsicker and Diane M. Cunningham, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Embassy Bancorp, Inc. to be held on June 17, 2026 at 5:30 p.m. EDT or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1) and FOR the proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Embassy Bancorp IncVote Using a black ink pen, mark your votes with an X as shown in this example.

Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2 and 4, and 3 YEARS on Proposal 3.Proposal — The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal to sell the company.1. Election of Board of Directors:For Withhold01 - Bernard M. Lesavoy02 - David M. Lobach, Jr.,Chairman3 - John C. Pittman04 -John T. Yurconic5. A shareholder proposal recommending the Board pursue a saleof the Company, if properly presented at the meeting.2. To approve an advisory, non-binding resolution regardingexecutive compensationFor Against Abstain3.To approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation.4.To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. 3 Years 2 Years 1 Year Abstain or Against Abstain Note: To act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX

Embassy Bancorp, Inc. Vote Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposal 2 1. Election of Board of Directors: 01 - Frank “Chip” Banko III For Withhold 02 - Geoffrey F. Boyer For Withhold 2. To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/EMYB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Notice of 2025 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 18, 2025Judith A. Hunsicker and Diane M. Cunningham, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Embassy Bancorp, Inc. to be held on June 18, 2025 at 5:30 p.m. EDT or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1), FOR the proposal to approve an advisory, non-binding resolution regarding executive compensation (Proposal 2), FOR the proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 4), 3 YEARS on the proposal to approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation (Proposal 3), and AGAINST the shareholder proposal (Proposal 5).In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/EMYB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Embassy Bancorp, Inc. Notice of 2026 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 17, 2026Judith A. Hunsicker and Diane M. Cunningham, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Embassy Bancorp, Inc. to be held on June 17, 2026 at 5:30 p.m. EDT or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1) and FOR the proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2).In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)